Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF
TRUSTCO BANK CORP NY
(a New York State Corporation)
October 17, 2023

ARTICLE 1

SHAREHOLDERS

1.1  PLACE OF MEETINGS. Every meeting of shareholders of TrustCo Bank Corp NY (the “Corporation”) shall be held at such place within or without the State of New York as shall be designated by the Board of Directors (the “Board”) of the Corporation in the notice of such meeting or in the waiver of notice thereof. The Board may, in its sole discretion, determine that a meeting of the shareholders be held solely by means of electronic communication, the platform or service of which shall be the place of the meeting, as authorized by Section 602(b) of the New York Business Corporation Law (“NYBCL”). If a meeting is to be held at a physical location, the Board may, in its discretion, authorize shareholders not physically present, in person or by proxy, at a meeting of shareholders to participate in the proceedings of such meeting and/or vote or grant proxies with respect to matters submitted to the shareholders at such meeting by means of electronic communication. A shareholder participating in a shareholders’ meeting by such means is deemed to be present in person at the meeting.

1.2  ANNUAL MEETING. A meeting of shareholders shall be held annually for the election of directors of the Corporation (“Directors”) and the transaction of other business that is properly brought before the meeting at such hour and on such day as may be determined by the Board.

1.3  SPECIAL MEETINGS.

(a)  A special meeting of shareholders may be called at any time and for any purpose or purposes by (i) the Board, (ii) the chairman of the Board (the “Chairman”) or (iii) the chief executive officer of the Corporation (the “Chief Executive Officer”), with the business brought before any such special meeting to be limited to the matters set forth in the notice of the meeting provided to the shareholders. Except as provided in Section 1.3(c) with respect to a Shareholder Requested Special Meeting (as defined in Section 1.3(b)), any special meeting shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and the NYBCL.

(b)  The Chief Executive Officer shall call a special meeting of the shareholders upon the written request of the record holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote at such a meeting at the time such request is submitted by such shareholders (the “Requisite Percentage”), subject to and in accordance with Section 1.3(c) (a “Shareholder Requested Special Meeting”).

(c)   Any Shareholder Requested Special Meeting shall be called pursuant to the procedures set forth in this Section 1.3(c).

(i)   In order for a Shareholder Requested Special Meeting to be called under Section 1.3(b), one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the shareholders of record with the Requisite Percentage (or their duly authorized agents) and must be delivered to the secretary of the Corporation (“Secretary”) at the principal executive offices of the Corporation by registered mail, return receipt requested. In determining whether a Shareholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies the same purpose or purposes of the Shareholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) calendar days of the earliest dated Special Meeting Request. Each Special Meeting Request shall:

(A)     set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it;

(B)     bear the date of signature of each such shareholder (or duly authorized agent) signing the Special Meeting Request;

(C)     set forth (1) the name and address, as they appear in the Corporation’s share register, of each shareholder signing such request (or on whose behalf the Shareholder Special Meeting Request is signed), (2) the number of shares of common stock of the Corporation that are owned of record and beneficially by each such shareholder, and (3) include documentary evidence of such record shareholder’s record and beneficial ownership of such stock and of any beneficial owner on whose behalf such Shareholder Special Meeting Request is made;

(D)     set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(E)    contain the information required by Section 1.10(a)(iii)(C) herein, except that for purposes of this Section 1.3(c)(i)(E) the term “Proposing Shareholder” shall mean any requesting shareholder that is signing a Special Meeting Request in all places that it appears in Section 1.10(a)(iii)(C); and

(F)     include a representation that the shareholder and any beneficial owners who submit the Special Meeting Request intend to appear in person at the special meeting to present the proposal(s) or business proposed to be brought before such special meeting.

(ii)  In addition, each requesting shareholder shall promptly provide any other information reasonably requested by the Corporation in connection with the matters proposed to be acted on at such special meeting.  Any requesting shareholder may revoke their Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation, and if, following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

(iii) Notwithstanding the foregoing, the Chief Executive Officer shall not be required to call a Shareholder Requested Special Meeting if:

(A)     the Board calls an annual or special meeting of shareholders to be held not later than one hundred twenty (120) days after the date on which a valid Special Meeting Request has been delivered to the Secretary (the “Delivery Date”) and the purpose of the meeting includes the purpose set forth in the Special Meeting Request; or

(B)     the Special Meeting Request(s) (1) is received by the Secretary during the period commencing one hundred twenty (120) days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of shareholders or special meeting in lieu thereof (the “Anniversary Date”) and ending on the date of the next annual meeting; (2) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of shareholders held within ninety (90) days prior to the Delivery Date (and, for purposes of this clause (2) the election of Directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of Directors); (3) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law or the certificate of incorporation of the Corporation (the “Certificate of Incorporation”); (4) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (5) does not comply with the provisions of this Section 1.3.

(iv) Any Shareholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board on condition that: (A) the date of any Shareholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Special Meeting Record Date”), which shall be fixed in accordance with Section 6.3 herein; (B) if the Board fails to designate, within 10 days after the Delivery Date, a date and time for a Shareholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the sixtieth (60th) day after the Special Meeting Record Date (or, if that day shall not be a Business Day, then on the next preceding Business Day); and (C) in the event that the Board fails to designate a place, including by means of remote communications, for a Shareholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any Shareholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting.

(v) Business transacted at any Shareholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s), except that nothing herein shall prohibit the Board from submitting matters, whether or not described in the Special Meeting Request(s), to the shareholders at any Shareholder Requested Special Meeting. Notwithstanding the provisions of this Section 1.3, unless otherwise required by law, if the shareholders (or qualified representatives of such shareholders) who submitted Special Meeting Requests do not appear at the Shareholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting.

1.4  NOTICE OF MEETINGS. Written or electronic notice of each meeting of the shareholders shall be given, personally or by mail or electronic transmission, not fewer than ten (10) nor more than sixty (60) days before the date of the meeting; provided, however, that such notice may be given by third-class mail not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder’s address as it appears on the record of shareholders or, if a shareholder shall have filed with the Secretary a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address. If transmitted electronically, such notice shall be directed to the shareholder’s electronic address supplied to the Secretary or as otherwise directed pursuant to the shareholder’s authorization or instructions. The notice shall state (a) the place, date and hour of the meeting, (b) the means of electronic communications, if any, by which shareholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting, and (c) unless it is an annual meeting, the purpose or purposes for which the meeting is called and indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting.

1.5  WAIVER OF NOTICE. Notice of a meeting need not be given to any shareholder who submits a waiver of notice. Waivers of notice may be written or electronic and may be submitted before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of such notice by such shareholder.

1.6  LIST OF SHAREHOLDERS. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat, or prior thereto, by any shareholder. If the right to vote at any meeting is challenged, the inspector of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

1.7  QUORUM. At each meeting of shareholders for the transaction of any business, a quorum shall be present to organize such meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the shares then entitled to vote shall constitute a quorum for the transaction of any business. Once a quorum is present at a meeting, it is not broken by the subsequent withdrawal of any shareholders.

1.8   VOTING REQUIREMENTS; PROXIES.

(a)  Each shareholder of record shall be entitled at every meeting of shareholders to one (1) vote for each share having voting power standing in his or her name on the record of shareholders of the Corporation on the record date fixed pursuant to Section 6.3 of these Bylaws.

(b)  Each shareholder entitled to vote at a meeting of shareholders may vote in person, or may authorize another person or persons to act for him or her by proxy. Any proxy may be signed by such shareholder or his or her duly authorized attorney-in-fact, including by facsimile signature, and shall be delivered to the secretary of the meeting, or may be authorized by telegram, cablegram or other electronic transmission provided that it can be reasonably determined from such telegram, cablegram or other electronic transmission that such proxy was authorized by the shareholder. The signature of a shareholder on any proxy, including without limitation a telegram, cablegram or other electronic transmission, may be printed, stamped or written, or provided by other reliable reproduction, provided such signature is executed or adopted by the shareholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(c)  All corporate action to be taken by vote of the shareholders (other than the election of Directors pursuant to Section 2.4) shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, be authorized by a majority of the votes cast in favor or against such action. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, an abstention shall not constitute a vote cast.

1.9  ADJOURNMENT. The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than the announcement at the meeting of the time and place to which the meeting is adjourned. In addition, the Chairman, the Chief Executive Officer or other officer presiding as the chairman of any meeting of shareholders shall have the authority to adjourn the meeting, whether or not a quorum is present at such meeting, without notice other than the announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting, and the shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to such notice.

1.10 DIRECTOR NOMINATIONS AND BUSINESS PROPOSALS AT MEETINGS OF SHAREHOLDERS

(a)  Annual Meeting of Shareholders

(i)   Nominations of persons for election to the Board and proposals of business other than nominations may be brought before an annual meeting of shareholders only if (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the annual meeting by or at the direction of the Board, or (C) otherwise properly brought before the annual meeting by any shareholder of the Corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1.10, on the record date for the determination of shareholders entitled to notice of, and to vote at, such annual meeting and at the time of such annual meeting, (2) who is entitled to vote at such annual meeting, and (3) who complies with the notice and other procedures set forth in this Section 1.10.

(ii) In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder of record pursuant to clause (C) of paragraph (a)(i) of this Section 1.10, the shareholder of record bringing the notice (the “Proposing Shareholder”) must have delivered (as defined in Section 1.10(c)(v)(E)) timely notice thereof in proper written form to the Secretary at the principal executive offices of the Corporation, and any such proposed business other than nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, the Proposing Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 1.10(c)(v)(D)) on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the immediately preceding annual meeting of shareholders, then, in order to be timely, the notice by the Proposing Shareholder  must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement (as defined in Section 1.10(c)(v)(G)) of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Proposing Shareholder’s notice.

(iii)  To be in proper written form, the Proposing Shareholder’s notice must set forth:

(A)    as to each person whom the Proposing Shareholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of the person, (2) a biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at present and for the past five years), (3) the Specified Information (as defined in Section 1.10(a)(iii)(C)) for the person and any immediate family member (as defined in Section 1.10(c)(v)(F)) of the person, or any affiliate or associate (each, as defined in Sections 1.10(c)(v)(A) and 1.10(c)(v)(B), respectively) of the person, or any person acting in concert therewith, (4) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings (whether written or oral) existing presently or that existed during the past three years, and any other material relationships, between or among the Holder(s) (as defined in Section 1.10(a)(iii)(C)) and any Shareholder Associated Person(s) (as defined in Section 1.10(c)(v)(H)) , including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (where, for purposes of the application of such rule in this clause (4), each Holder and any Shareholder Associated Person is treated as the “registrant” f and the nominee is treated as a director or executive officer of such registrant), (5) any other information relating to the person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act (including such person’s written consent to being named in any proxy statement as a proposed nominee of the Proposing Shareholder and to serving as a Director if elected), and (6) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (a)(v) of this Section 1.10;

(B)    as to any other business that the Proposing Shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation and/or these Bylaws, the text of the proposed amendment(s)), and (3) a description of all agreements, arrangements and understandings (whether written or oral) by and among each Holder and any Shareholder Associated Person and any other person or persons in connection with the proposal of such business by the Proposing Shareholder and any material interest of each such Holder or any Shareholder Associated Person in such business.

(C)     as to the Proposing Shareholder and any beneficial owner on whose behalf the nomination is being made or the other business is being proposed (collectively with the Proposing Shareholder, the “Holders” and, each, a “Holder”): (1) the name and address of each Holder and any Shareholder Associated Person; (2) (aa) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder or any Shareholder Associated Person (provided that, for the purposes of this Section 1.10, any such person shall in all events be deemed to beneficially own any shares of capital stock or other securities of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (bb) any short position, profits interest, option, warrant, convertible security, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder or any Shareholder Associated Person, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder or any Shareholder Associated Person has any right to vote or has granted a right to vote any shares of capital stock or other securities of the Corporation, (dd) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Shareholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any shares of capital stock or other securities of the Corporation by, manage the risk of price changes for, or increase or decrease the voting power of, such Holder or any Shareholder Associated Person with respect to any shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any shares of capital stock or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Shareholder Associated Person within the last 12 months in any shares of capital stock or other securities of the Corporation, (ee) any rights to dividends or payments in lieu of dividends on shares of capital stock of the Corporation owned beneficially by each Holder or any Shareholder Associated Person that are separated or separable from the underlying shares of capital stock or other securities of the Corporation, (ff) any proportionate interest in any shares of capital stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Shareholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner of a general or limited partnership, or is the manager or managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (gg) any performance-related fees (other than an asset-based fee) that each Holder or any Shareholder Associated Person is or may be entitled to based on any increase or decrease in the price or value of any shares of capital stock or other securities of the Corporation or Derivative Instruments, (hh) any direct or indirect legal, economic or financial interest (including a Short Interest) of each Holder or any Shareholder Associated Person in the outcome of any vote to be taken at any annual or special meeting of shareholders of the Corporation, and (ii) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Shareholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, Directors or employees, or any affiliate of the Corporation, or any officer, Director or employee of such affiliate (the information set forth pursuant to subclause (a)(iii)(C)(2) of this Section 1.10 shall be referred to as the “Specified Information”); (3) a representation by the Proposing Shareholder that such shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting, will continue to be a shareholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business; (4) any other information relating to each Holder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of Directors in a contested election and/or the proposal pursuant to Section 14 of the Exchange Act; (5) a representation by the Proposing Shareholder as to whether any Holder and/or any Shareholder Associated Person intends or is part of a group which intends: (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or to approve or adopt the other business being proposed, and/or (bb) otherwise to solicit proxies from shareholders in support of such nomination or other business; (6) a certification by the Proposing Shareholder that each Holder and any Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a shareholder of the Corporation; and (7) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision).

(iv) The Corporation may also, as a condition to any such nomination being deemed properly brought before a meeting of shareholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be requested by the Corporation, including (A) such other information as may reasonably be required by the Board, in its sole discretion, to determine (1) the eligibility of any such proposed nominee to serve as a Director of the Corporation, and (2) whether any such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and (B) such other information that the Board determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of any such proposed nominee.

(v)  In addition to the other requirements of this Section 1.10, each person who a Proposing Shareholder proposes to nominate for election as a Director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.10) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any shareholder of record identified by name within five (5) Business Days of such written request), and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five (5) Business Days of such written request) that such person (1) is not and will not become a party to (aa) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (solely for purposes of this Section 1.10, a “Voting Commitment”) that has not been disclosed to the Corporation, or (bb) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation, and (4) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a Director of the Corporation.]

(b)  Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Except as set forth herein with respect to special meetings for the election of Directors, shareholders shall not have the right to bring any additional business before a special meeting called by the Board, the Chairman, or the Chief Executive Officer. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board or (ii) (A) by a shareholder of record who validly requested a special meeting of shareholders pursuant to Section 1.3 of these Bylaws or (B) provided that the Board has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who (1) is a shareholder of record on the date of the giving of the notice provided for in this Section 1.10, on the record date for the determination of shareholders entitled to notice of, and to vote at, such special meeting and at the time of such special meeting, (2) is entitled to vote at such special meeting, and (3) complies with the timing requirements set forth in this Section 1.10(b) and the information requirements set forth in Section 1.10(a). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one (1) or more Directors to the Board, any Proposing Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Proposing Shareholder’s notice satisfies the information requirements of Section 1.10(a) (including the completed and signed questionnaire, representation and agreement, and any and all other information required by paragraph (a)(v) of this Section 1.10) and is delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the one hundred twentieth (120th)  day prior to the date of such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Proposing Shareholder’s notice as described above.

(c)   General.

(i)   Only such persons who are nominated in accordance with the procedures set forth in subsection (a) or (b), as applicable, of this Section 1.10 shall be eligible for election to serve as Directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Proposing Shareholder or other Holder, if any, on whose behalf the nomination is being made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Proposing Shareholder’s nominee or other business in compliance with such shareholder’s representation as required by clauses (C)(5) and (C)(7) of paragraph (a)(iii) of this Section 1.10). If any proposed nomination or other business was not made or proposed in compliance with these Bylaws, the chairman of the meeting of shareholders shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and to declare that any such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.

(ii)  Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(iii) In addition, to be considered timely, a Proposing Shareholder’s notice pursuant to this Section 1.10 shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation no later than five (5) Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and no later than eight (8) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Proposing Shareholder has delivered to the Corporation a notice relating to the nomination of Directors, the Proposing Shareholder shall deliver to the Corporation no later than eight (8) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other section of these Bylaws shall not (A) limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, (B) extend any applicable deadlines hereunder, or (C) enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.

(iv) Notwithstanding anything to the contrary in these Bylaws, if the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the annual or special meeting of shareholders, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(v)  For purposes of these Bylaws,

(A)     “affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(B)     “associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(C)    “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(D)    “Close of Business” on a particular day means 5:00 p.m. local time at the principal executive offices of the Corporation, and, if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(E)    “delivered” means, solely for purposes of this Article 1, both (1) hand delivery, overnight courier service or sent and received by certified or registered mail, return receipt requested, in each case, to the Secretary at the principal executive offices of the Corporation, and (2) electronic mail to the Secretary;

(F)    “immediate family member” means a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and anyone (other than a tenant or employee) sharing the household of such person;

(G)     “public announcement” means disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(H)     “Shareholder Associated Person” of any Holder means (1) any person acting in concert with such Holder, (2) any person controlling, controlled by or under common control with such Holder or any of the Holder’s respective affiliates and associates, or any person acting in concert therewith, and (3) any immediate family member of such Holder or an affiliate or associate of such Holder.

1.11 INSPECTORS AT MEETINGS. The Board shall appoint one (1) or more inspectors to act at the meeting or any adjournment thereof, and may appoint one (1) or more persons as alternate inspectors to replace any inspector who fails to appear or act. If inspectors are required and not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. If no inspector or alternate has been appointed, or in case any inspector or alternate inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.

1.12 ORGANIZATION. The Board shall designate either the Chairman or the Chief Executive Officer to act as chairman of every meeting of shareholders. Notwithstanding such designation, in the absence of the Chairman, the Chief Executive Officer shall act as chairman of the meeting, and in the absence of the Chief Executive Officer, the Chairman shall act as chairman of the meeting. In the absence of both the Chairman and the Chief Executive Officer, the chairman of the meeting shall be an officer of the Corporation designated by the Board. The Secretary, or in his absence, one of the Vice Presidents not acting as chairman of the meeting, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by the Board in its sole discretion.

1.13 ORDER OF BUSINESS. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting, but the order of business may be changed by the Board in its sole discretion.

ARTICLE 2

DIRECTORS

2.1  BOARD OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, the affairs of the Corporation shall be managed and its corporate powers exercised by its Board. In addition to the powers expressly conferred by the Bylaws, the Board may exercise all powers and perform all acts which are not required, by these Bylaws, the Certificate of Incorporation, or by law to be exercised and performed by the shareholders.

2.2  NUMBER; TERM OF OFFICE. The number of Directors constituting the total number of Directors which the Corporation would have if there were no vacancies (the “Entire Board”) shall not be less than five (5) or more than fifteen (15). Subject to any provision as to the number of Directors contained in the Certificate of Incorporation or these Bylaws, the exact number of Directors shall be fixed from time to time by action of the shareholders or by vote of a majority of the Entire Board, provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. Directors elected by the Board shall hold office until the next meeting of shareholders at which the election of Directors is in the regular order of business, and until their successors have been elected and qualified.

2.3  DIRECTOR ELIGIBILITY.  To be eligible to be a candidate for election as a Director of the Corporation, such person must (a) be properly nominated in the manner prescribed in Section 1.10 and (b) meet the qualification requirements set forth in the Corporation’s corporate governance guidelines and any other publicly available corporation policies and guidelines applicable to Directors.

2.4  ELECTION. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, a nominee for Director shall be elected to the Board if a majority of the votes cast are in favor of such nominee’s election; provided, however, that if the number of nominees for election to the Board exceeds the number of Directors to be elected, Directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of shareholders held to elect Directors and entitled to vote on such election of Directors. For purposes of this Section 2.4, a majority of votes cast shall mean the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that Director’s election). In the event that a nominee fails to receive an affirmative majority of the votes cast in any election where the number of nominees is less than or equal to the number of Directors to be elected, the Board, within its powers, may take any appropriate action, including decreasing the number of Directors, filling a vacancy or, if such nominee is an existing Director, accepting such Director’s resignation as a Director in accordance with any applicable Corporation policy.

2.5  CHAIRMAN OF THE BOARD OF DIRECTORS. The Board shall designate one of their number as the Chairman. The Chairman shall, if present, preside at all meetings of the Board and may perform such other duties as from time to time may be assigned to him by the Board. The Chairman shall be a member of such committees as the Board may from time to time determine.

2.6  NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, at any meeting.

2.7  RULES AND REGULATIONS. The Board may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, or these Bylaws.

2.8  REGULAR MEETINGS. Regular meetings of the Board shall be held on the third Tuesday of February, May, August and November, unless otherwise specified by the Board, and may be held at such times and places as may be fixed from time to time by the Board, and may be held without notice.

2.9  SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman, and a special meeting shall be called by the Chief Executive Officer or the Secretary at the written request of two-thirds (2/3) of the Entire Board. Notice shall be given by the Chairman or the Chief Executive Officer or the Secretary, as applicable, by (a) depositing the notice not less than three (3) days before the meeting in the United States mail, with first-class postage thereon prepaid, directed to such member of the Board at the address designated by such member for such purpose (or, if none is designated, at such member’s last known address), or (b) not less than one (1) hour before the meeting by either (i) delivering the same to such member of the Board personally or (ii) transmitting the same by telephone, electronic mail or other electronic transmission method to the address or contact information designated by such member for such purposes (or, if none is designated, to such member’s last known address or other contact information).

2.10 WAIVERS OF NOTICE. Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any Director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

2.11 ORGANIZATION. At each meeting of the Board, the Chairman or in the absence of the Chairman, a chairman chosen by the majority of the Directors present, shall preside. The Secretary, or in the absence of the Secretary, a Vice President, shall act as Secretary at each meeting of the Board.

2.12 QUORUM AND VOTING. A majority of the Entire Board shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board. The affirmative vote of a majority of the Entire Board shall be necessary for the transaction of any business or specified item of business at any meeting of the Board, except that the affirmative vote of two-thirds (2/3) of the Entire Board shall be necessary to change, amend or repeal any provision of the Certificate of Incorporation or Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

2.13 WRITTEN CONSENT OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents, or electronic transmissions of consent, thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

2.14 PARTICIPATION IN MEETING OF BOARD BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone, video conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

COMMITTEES

3.1  COMMITTEES. The Board, by resolution adopted by a majority of the Entire Board, may designate from among its members standing or special committees as may seem necessary or desirable from time to time.

ARTICLE 4

OFFICERS

4.1  OFFICERS. The Board shall elect or appoint a Chairman and shall elect or appoint a President, either of which it shall designate the Chief Executive Officer. If so elected or appointed by the Board, the Chairman may be the Chief Executive Officer or President of the Corporation; in the absence of such an election or appointment, however, the Chairman shall not be authorized to act in the capacity of an officer of the Corporation except as expressly authorized by the Board. The Board shall also elect or appoint one (1) or more Vice Presidents and a Secretary, and such other officers as it may from time to time determine. All officers shall hold their offices, respectively, at the pleasure of the Board. The Board may require any and all officers, clerks and employees to give a bond or other security for the faithful performance of their duties, in such amount and with such sureties as the Board may determine.

4.2  CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The Chief Executive Officer shall preside, in the absence of the Chairman, at meetings of the Board. The Chief Executive Officer shall supervise the carrying out of policies adopted or approved by the Board. He may, with the Secretary or any other officer of the Corporation, sign certificates for shares of the Corporation. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, subject to any restrictions imposed by the Bylaws, Board or applicable laws, and, in general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.

4.3  CHAIRMAN AND PRESIDENT. Either the Chairman or the President shall be designated the Chief Executive Officer of the Corporation. The President, if not so designated, shall perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer. The Chairman, if not designated the Chief Executive Officer, shall perform such duties as from time to time may be assigned to him by the Board, but not by the Chief Executive Officer.

4.4  OTHER OFFICERS. All the other officers of the Corporation shall perform all duties incident to their respective offices, subject to the supervision and direction of the Board and the Chief Executive Officer, and shall perform such other duties as may from time to time be assigned them by the Board or by the Chief Executive Officer. The President and any Vice President may also, with the Secretary, sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, subject to any restrictions imposed by the Bylaws, Board or applicable laws.

4.5  OFFICERS HOLDING TWO OR MORE OFFICES. Any two (2) or more offices may be held by the same person.

ARTICLE 5

CONTRACTS, LOANS, ETC

5.1  EXECUTION OF CONTRACTS. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

5.2  LOANS. The Chief Executive Officer or any other officer, employee or agent authorized by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.

5.3 SIGNATURE AUTHORITY. The Chief Executive Officer shall from time to time authorize the appropriate officers and employees of the Corporation who are to sign, execute, acknowledge, verify and deliver or accept all agreements, conveyances, transfers, obligations, authentications, certificates and other documents and instruments and to affix the seal of the Corporation to any such document or instrument and to cause the same to be attested by the Secretary or Assistant Secretary.

ARTICLE 6

SHARES

6.1  STOCK CERTIFICATES. Certificates, if any, representing shares of the Corporation, in such form as shall be determined from time to time by the Board, shall be signed by the Chief Executive Officer, the President, or any Vice President and the Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.

6.2  TRANSFER OF SHARES. Transfers of shares shall be made only on the share register of the Corporation by the holder thereof or by his duly authorized attorney or a transfer agent of the Corporation, and on surrender of the certificate or certificates, if any, representing such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled”, with the date of cancellation, by the Secretary or the transfer agent of the Corporation. A person in whose name shares shall stand on the share register of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the share register of the Corporation by an entry showing from and to whom transferred.

6.3  FIXING OF RECORD DATE AND TIME. The Board may fix, in advance, a day and hour not more than sixty (60) days nor less than ten (10) days before the date on which any meeting of the shareholders is to be held, as the time as of which shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the Board, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the Board for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the Close of Business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the Close of Business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

The Board may fix, in advance, a day and hour, not more than sixty (60) days nor less than ten (10) days before the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of shareholders entitled to receive such dividend or rights, and in such case only shareholders of record at the date and time so fixed shall be entitled to receive such dividend or rights; provided, however, that if no record date and time for the determination of shareholders entitled to receive such dividend or rights are fixed, shareholders of record at the Close of Business on the day on which the resolution of the Board authorizing the payment of such dividend or the allotment of such rights is adopted shall be entitled to receive such dividend or rights.

6.4  RECORD OF SHAREHOLDERS. The Corporation shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in the state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

6.5  TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry officer or agents at such place or places as may be determined from time to time by the Board.

6.6  LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. If the holder of any shares shall notify the Corporation of any loss, destruction, theft or mutilation of the certificate or certificates representing such shares, the Corporation may issue a new certificate or certificates to replace the old, upon such conditions as may be specified by the Board consistent with applicable laws.

ARTICLE 7

EMERGENCIES

7.1 OPERATION DURING EMERGENCY. In the event of a state of emergency declared by the President of the United States or the person performing his functions or by the Governor of the State of New York or by the person performing his functions, the officers and employees of the Corporation shall continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board and subject to conformance with any governmental directives during the emergency.

7.2  OFFICERS PRO TEMPORE DURING EMERGENCY. The Board shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer’s powers and duties to any other officer for the time being.

7.3  DISASTER. In the event of a state of emergency resulting from disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by the Directors and officers as contemplated by these Bylaws, any three or more available members of the Board shall be responsible for the full conduct and management of the affairs and business of the Corporation, notwithstanding any other provision of these Bylaws, and such Directors shall further be empowered to exercise all powers reserved to any and all committees of the Board established pursuant to Article 3 of these Bylaws, until such time as the incumbent Board or a reconstituted Board is capable of assuming full conduct and management of such affairs and business.

ARTICLE 8

SEAL

8.1  SEAL. The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year and State of its incorporation.

ARTICLE 9

FISCAL YEAR

9.1  FISCAL YEAR. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE 10

VOTING OF SHARES HELD

10.1  VOTING OF SHARES HELD BY THE CORPORATION. Unless otherwise provided by resolution of the Board and excepting the shares of any subsidiary company of the Corporation which are to be voted in accordance with the resolution of the Board, the Chief Executive Officer may from time to time appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation and to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chief Executive Officer may himself attend any meeting of the holders of the shares or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE 11

AMENDMENTS TO BYLAWS; CONFLICTS

11.1 AMENDMENTS. The Bylaws or any of them may be altered, amended, supplemented or repealed, or new Bylaws may be adopted by a vote of the holders of at least two-thirds (2/3) of the shares entitled to vote at any regular or special meeting of shareholders, or by a vote of at least two-thirds (2/3) of the Entire Board at any regular or special meeting thereof, provided that notice of such proposed changes has been set forth in the notice of meeting of shareholders or Directors.

11.2 CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION. The Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

12.1 INDEMNIFICATION.

(a)  The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil, at law, in equity, criminal, administrative investigative or otherwise, or whether formal or informal, and including an action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or non-profit (any such entity, other than the Corporation, being hereinafter referred to as an “Enterprise”) and including appeals therein (any such process being referred to as a “Proceeding”), by reason of the fact that such person (i) is or was a Director or officer of the Corporation, or (ii) while serving as a Director or officer of the Corporation, is or was serving, at the request of the Corporation, as director, officer or in any other capacity of any other Enterprise, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in Section 12.1(b) and Section 12.4 herein.

(b)  No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that (i) such person’s acts were committed in bad faith; (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated; (iii) that such person gained in fact in a financial profit or other advantage to which such person was not legally entitled; or (iv) in the event of criminal charges, that the person had reason to believe that such conduct was unlawful. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a Director or officer of the Corporation, other than to enforce the terms of this Article 12, unless such Proceeding was authorized by the Board. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise, which consent shall not be unreasonably withheld.

(c)  A person who has been successful, on the merits or otherwise, in the defense of a Proceeding shall be entitled to indemnification as authorized in this Article. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this Bylaw shall be made by the Corporation if, and only if, authorized in the specific case:

(i)   By the Board acting by a quorum consisting of Directors who are not parties to such Proceeding upon a finding that the conduct of the Director or officer was not such that indemnification would be prohibited pursuant to Section 12.1(b), or

(ii)  If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs:

(A)     By the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the conduct of the Director or officer was not such that indemnification would be prohibited pursuant to Section 12.1(b), or

(B)     By the shareholders upon a finding that the conduct of the Director or officer was not such that indemnification would be prohibited pursuant to Section 12.1(b).

(d)  Persons covered under Section 12.1(a) shall be entitled to indemnification for any part of any Proceeding for which it is found that the conduct of the Director or officer was not such that indemnification would be prohibited pursuant to Section 12.1(b). In making any determination regarding any person’s entitlement to indemnification, each charge, claim, or issue shall be reviewed individually under Section 12.1(c) herein.

(e)  Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the Corporation as soon as practicable. The Corporation shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense. In the event that the Corporation assumes the defense of any such Proceeding, legal counsel selected by the Corporation shall be acceptable to such person. After such an assumption, the Corporation shall be liable to such person for any legal or other expenses subsequently incurred only to the extent that independent counsel is retained on behalf of such person to provide advice regarding conflicts of interest and to monitor such Proceeding to the extent necessary to allow such independent counsel to assume such person’s defense in the Proceeding in the event that a subsequent conflict of interest makes further conduct of the defense by the Corporation impracticable. The Corporation shall not be liable for any additional legal or other expenses incurred subsequent to the Corporation’s assumption of a defense, other than those specifically excepted in the previous sentence, unless expressly authorized by the Corporation. In the event that the Corporation participates in the defense of any such Proceeding and such person selects counsel to represent such person in regard to such a Proceeding; such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

(f)   In making any determination regarding any person’s entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

12.2 ADVANCEMENT OF EXPENSES. Except in the case of a Proceeding against a Director or officer specifically approved by the Board the Corporation shall, subject to Section 12.1 above, advance or promptly reimburse payment for expenses actually and reasonably incurred by or on behalf of a Director or officer in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled.

12.3 RIGHTS NOT EXCLUSIVE. The rights to indemnification and advancement of expenses granted by or pursuant to this Article 12: (a) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporation charter, Bylaw, resolution of shareholders or Directors or agreement; (b) shall be deemed to constitute contractual obligations of the Corporation to any Director or officer who serves in a capacity referred to in Section 12.1 at any time during which this Article 12 is in effect; (c) shall continue to exist after the repeal or modification of this Article 12 with respect to events occurring prior thereto; and (d) shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of the Corporation through this Article 12 to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney’s fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of Bylaws, and the indemnification required by the Article 12 shall not be limited by the absence of an express recital of such circumstances. It is expressly recognized hereby that all Directors or officers of the Corporation by serving as such after the adoption of this Bylaw, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation’s assets in one or more transactions.

12.4 AUTHORIZATION OF CONTRACTS. The Corporation may, with the approval of the Board, enter into an agreement with any person who is, or is about to become, a Director, officer, employee or agent of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer or in any other capacity, any other Enterprise; which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this Article 12.

12.5 INSURANCE. The Corporation may, but is not required to, purchase and maintain insurance (a) to indemnify itself against any obligation it incurs as a result of indemnification of any person, as authorized herein, and (b) to indemnify any person who is a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Enterprise against any liability asserted against such person and incurred by such person in such capacity or arising out of such status, except as provided in Section 12.4 herein.

12.6 SEVERABILITY. If this Article 12 or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of the Article 12 shall remain fully enforceable.

I, Michael Hall, Secretary of TrustCo Bank Corp NY, Glenville, New York, hereby certify that the foregoing is a complete, true and correct copy of the Amended and Restated Bylaws of TrustCo Bank Corp NY, and that the same are in full force and effect at this date.

/s/ Michael Hall
Secretary
Date: October 17, 2023